Exhibit 99.1

 Forward Air Corporation Reports Record Second Quarter 2006 Results;
    12.0% Revenue Growth; 22.8% Operating Margin; 10.8% EPS Growth

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 24, 2006--Forward Air Corporation (NASDAQ:FWRD) today reported record results for the second quarter ended June 30, 2006. This is the fourteenth consecutive quarter of record growth for the Company.
    Operating revenue for the quarter ended June 30, 2006 increased 12.0% to a record $86.8 million from $77.5 million for the same quarter in 2005. Income from operations was $19.8 million, compared with $16.8 million in the prior-year quarter, an increase of 17.7%. As a percent of operating revenue, income from operations improved to 22.8% from 21.7% for the same quarter last year. Net income during the period increased by $1.1 million, or 8.9%, to $13.0 million from $12.0 million in the prior-year quarter. Diluted income per share from operations for the second quarter of 2006 was $0.41 compared with $0.37 in the prior-year quarter, an increase of 10.8%. The second quarter of 2005 included a one-time gain of $0.9 million after-tax income, or $0.03 per diluted share, from the Company's settlement of its lawsuit with the City of Atlanta.
    Operating revenue for the six months ended June 30, 2006 increased 15.0% to $169.1 million from $147.0 million for the same period in 2005. Income from operations was $36.7 million, compared with $30.2 million in the prior-year period, an increase of 21.7%. As a percent of operating revenue, income from operations expanded to 21.7% for the first six months of 2006 from 20.5% in 2005. Net income during the period increased 16.4% to $24.0 million from $20.6 million in the prior-year period. Diluted income per share from operations for the first six months of 2006 was $0.75 compared with $0.63 in the prior-year period, an increase of 19.0%.
    Commenting on the Company's second quarter results, Bruce A. Campbell, President and CEO, said, "The results delivered during the second quarter by our team were truly outstanding, highlighted by an industry leading operating margin of 22.8%, and it was especially pleasing to see the 33.7% revenue growth in our logistics segment, which has been a point of emphasis for our company. As anticipated with the one-year anniversary of the XGS acquisition, our system revenue growth slowed but we feel we have positioned this segment for future growth with the implementation of our Forward Air Complete(TM) service offering and, as previously announced, the partnership with DHL Global Forwarding to be their primary ground transportation provider effective July 1, 2006."
    Commenting further, Rodney L. Bell, Senior Vice President and CFO, said, "The second quarter was another outstanding cash flow quarter for the Company. We generated $13 million of cash flow from operations bringing our year-to-date total to $22 million. Cash and short term investments increased by $11 million during the quarter to a total of $93 million at quarter-end."

    Review of Financial Results

    Forward Air will hold a conference call to discuss second quarter 2006 results on Tuesday, July 25, 2006, at 9:00 a.m. EDT. The
Company's conference call will be available online at www.forwardair.com or by dialing 800-659-1966. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                             Three months ended    Six Months Ended
                            -------------------- ---------------------
                            6/30/06   6/30/05 (a)  6/30/06 6/30/05 (a)
                            -------- ----------- --------- -----------
Operating revenue           $86,779     $77,488  $169,109    $147,021

Operating expenses:
 Purchased transportation    35,134      31,003    67,570      59,482
 Salaries, wages and
  employee benefits          18,330      16,367    37,123      31,819
 Operating leases             3,422       3,376     6,868       6,712
 Depreciation and
  amortization                2,052       1,969     4,451       3,822
 Insurance and claims         1,710       1,839     3,191       3,021
 Other operating expenses     6,364       6,143    13,183      11,993
                             -------    --------  --------   ---------
Total operating expenses     67,012      60,697   132,386     116,849
                             -------    --------  --------    --------
Income from operations       19,767      16,791    36,723      30,172
Other income, net               871       2,191     1,480       2,708
                             -------    --------  --------      ------
Pre-tax income               20,638      18,982    38,203      32,880
Income taxes                  7,617       7,028    14,174      12,233
                             -------    --------  -------- -----------
Net income                  $13,021     $11,954  $ 24,029    $ 20,647
                             =======     =======  ========    ========
Income per share:
 Basic                      $  0.41     $  0.37  $   0.77    $   0.64
 Diluted                    $  0.41     $  0.37  $   0.75    $   0.63

Weighted average shares
 outstanding:
 Basic                       31,431      32,277    31,354      32,282
 Diluted                     31,928      32,621    31,852      32,674


                        FORWARD AIR CORPORATION
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                   6/30/06   12/31/05
                                                 ----------- ---------

                                               (Unaudited) Audited (a)
Assets:
 Cash and short-term investments                   $ 93,317  $ 79,332
 Other current assets                                56,694    57,402
 Property and equipment, net                         47,497    47,222
 Other assets                                        28,019    28,644
                                                    --------  --------
Total assets                                       $225,527  $212,600
                                                    ========  ========

Liabilities and Shareholders' Equity:
 Current liabilities                               $ 17,601  $ 25,964
 Long-term obligations                                8,959     7,820
 Shareholders' equity                               198,967   178,816
                                                    --------  --------
Total liabilities and shareholders' equity         $225,527  $212,600
                                                    ========  ========

(a) Taken from audited financial statements, which are not presented in their entirety.


                        FORWARD AIR CORPORATION
      Condensed Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                                 Six months ended
                                            --------------------------
                                              June 30,     June 30,
                                                2006          2005
                                            ------------- ------------
Operating activities:
Net income                                    $   24,029   $  20,647
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization                     4,451       3,822
 Share-based compensation                            580          --
 Atlanta condemnation settlement gain                 --      (1,428)
 Other non-cash charges                               --         274
 (Gain) loss on sale of property and
  equipment                                         (165)         31
 Provision for loss (recovery) on
  receivables                                         39        (190)
 Provision for revenue adjustments                 1,083         964
 Deferred income taxes                             1,569        (384)
Changes in operating assets and liabilities:
   Accounts receivable                            (3,508)     (2,657)
   Inventories                                       (28)       (216)
   Prepaid expenses and other current assets        (717)       (917)
   Accounts payable and accrued expenses          (6,861)     (3,352)
   Income taxes                                    2,920       2,634
   Tax benefit of stock options exercised         (1,423)        588
                                               ----------   ---------
Net cash provided by operating activities         21,969      19,816

Investing activities:
Proceeds from disposal of property and
 equipment                                         3,200          51
Purchases of property and equipment               (5,190)     (2,114)
Proceeds from sales or maturities of
 available-for-sale securities                   114,404     171,869
Purchases of available-for-sale securities      (115,699)   (146,040)
Acquisition of business                               --     (12,750)
Proceeds from Atlanta condemnation
 settlement/release of amounts held in
 escrow                                               --       2,765
Other                                                (13)        (17)
                                               ----------   ----------
Net cash (used in) provided by investing
 activities                                       (3,298)     13,764

Financing activities:
Payments of capital lease obligations                (19)        (14)
Payments on line of credit                        (1,504)         --
Proceeds from exercise of stock options            4,183       1,219
Payments of cash dividends                        (4,407)     (3,878)
Cash paid for fractional shares in 3-for-2
 stock split                                          --         (44)
Common stock issued under employee stock
 purchase plan                                       115         130
Repurchase of common stock                        (5,772)    (22,893)
Tax benefit of stock options exercised             1,423          --
                                               ----------   ---------
Net cash used in financing activities             (5,981)    (25,480)
                                               ----------   ---------
Net increase in cash                              12,690       8,100
Cash at beginning of period                          332          78
                                               ----------   ---------
Cash at end of period                         $   13,022   $   8,178
                                               ----------   ---------
Common stock repurchase liabilities included
 in accounts payable                          $       --   $   3,545
                                               ==========   =========

    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Forward Air Corporation, Greeneville
             Rodney L. Bell, 423-636-7000
             rbell@forwardair.com